Proxy Voting Results (unaudited)
Shareholders of the Schwab MarketMasters Funds(c)
(formerly known as Schwab MarketManager Portfolios(c))
approved all proposals described in the most recent
Schwab MarketManager Portfolios proxy solicitation.
A special meeting of the shareholders was held on
May 28, 2002. The number of votes necessary to
conduct the meeting and approve each proposal was
obtained. The results of the votes of shareholders
are listed below by proposal.
For	Against	Abstained
Proposal 1
To authorize Charles Schwab Investment Management,
Inc. (CSIM), subject to board approval, to hire,
terminate or replace sub-advisers without
shareholder approval
Schwab MarketManager Growth Portfolio
	8,6
76,970
	428
,655
	467
,550
Schwab MarketManager Balanced Portfolio
	5,0
45,365
	277
,761
	284
,179
Schwab MarketManager Small Cap Portfolio
	6,0
42,673
	265
,536
	172
,800
Schwab MarketManager International Portfolio
	10,
056,475
	459
,648
	428
,156

Proposal 2
To approve an amendment to the investment advisory
and administration agreement with CSIM
Schwab MarketManager Growth Portfolio
	8,6
38,252
424,725
510,198
Schwab MarketManager Balanced Portfolio
	5,0
26,300
251,488
329,517
Schwab MarketManager Small Cap Portfolio
	5,9
92,865
282,739
205,405
Schwab MarketManager International Portfolio
	10,
016,167
	449
,540
478,573

Proposal 3A1
To approve the sub-advisory agreement with Eagle
Asset Management, Inc.
Schwab MarketManager Growth Portfolio	8,626,862
	358,755	587,558
Proposal 3A2
To approve the sub-advisory agreement with Harris
Associates L.P.
Schwab MarketManager Growth Portfolio	8,634,004
	360,299	578,872
Proposal 3A3
To approve the sub-advisory agreement with TCW
Investment Management Company
Schwab MarketManager Growth Portfolio	8,624,921
	366,211	582,042
Proposal 3A4
To approve the sub-advisory agreement with Thornburg
Investment Management, Inc.
Schwab MarketManager Growth Portfolio
	8,6
37,887
	361
,665
	573
,623





	For	Against	Abstained

Proposal 3B1
To approve the sub-advisory agreement with Aronson +
Partners
Schwab MarketManager Balanced Portfolio	5,023,063
	245,689	338,553
Proposal 3B2
To approve the sub-advisory agreement with Berger
Financial Group LLC
Schwab MarketManager Balanced Portfolio	5,020,390
	251,831	335,084
Proposal 3B3
To approve the sub-advisory agreement with Perkins,
Wolf, McDonnell & Co.
Schwab MarketManager Balanced Portfolio	5,022,371
	248,307	336,627
Proposal 3B4
To approve the sub-advisory agreement with Eagle
Asset Management, Inc.
Schwab MarketManager Balanced Portfolio	5,033,032
	235,943	338,330
Proposal 3B5
To approve the sub-advisory agreement with Pacific
Investment Management Company
Schwab MarketManager Balanced Portfolio	5,030,187
	236,996	340,122
Proposal 3C1
To approve the sub-advisory agreement with Royce &
Associates, Inc.
Schwab MarketManager Small Cap Portfolio	6,006,214
	240,239	234,556
Proposal 3C2
To approve the sub-advisory agreement with TCW
Investment Management Company
Schwab MarketManager Small Cap Portfolio	6,000,093
	247,406	233,510
Proposal 3C3
To approve the sub-advisory agreement with
Tocqueville Asset Management L.P.
Schwab MarketManager Small Cap Portfolio	5,998,788
	245,797	236,424
Proposal 3C4
To approve the sub-advisory agreement with Veredus
Asset Management LLC
Schwab MarketManager Small Cap Portfolio
	5,9
93,073
	249
,534
	238
,402



	For	Against	Abstained

Proposal 3D1
To approve the sub-advisory agreement with American
Century Investment Management, Inc.
Schwab MarketManager International Portfolio
	10,083,301	389,110	471,869
Proposal 3D2
To approve the sub-advisory agreement with Artisan
Partners Limited Partnership
Schwab MarketManager International Portfolio
	10,048,424	402,557	493,299
Proposal 3D3
To approve the sub-advisor agreement with Harris
Associates, L.P.
Schwab MarketManager International Portfolio
	10,051,024	399,217	494,039
Proposal 3D4
To approve the sub-advisory agreement with William
Blair & Company, LLC
Schwab MarketManager International Portfolio
	10,048,172	404,666	491,442
Proposal 4
To amend fundamental investment policies to permit
the Growth Portfolio to invest primarily in domestic
equity securities and remove the reference to the
Growth Portfolio in the Balanced Portfolio's
investment objective
Schwab MarketManager Growth Portfolio
	8,4
95,332
	568
,248
	509
,595
Schwab MarketManager Balanced Portfolio
	4,9
84,955
	267
,557
	354
,793




















62 Schwab MarketMasters Fund(c)